Exhibit (n)(3)

CONSENT OF INDEPENDENT AUDITORS

We consent to the use, in this Pre-Effective Amendment to Registration Statement No. 333-238753 of Form N-2, of our report dated April 30, 2021 relating to the financial statements of KRE El Camino Real LLC appearing in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

May 4, 2021